Exhibit 10.9.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT dated as of March 23, 2005 (this “First Amendment”) among VERIFONE INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), VERIFONE, INC., a Delaware corporation (the “Borrower”), the Lenders signatory hereto, BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

Holdings, the Borrower, the lenders party thereto from time (each a “Lender” and, collectively, the “Lenders”), the Administrative Agent, Credit Suisse First Boston, Cayman Islands Branch, as Syndication Agent, and Wells Fargo Bank, N.A., as Documentation Agent, are parties to a Credit Agreement dated as of June 30, 2004 (the “Credit Agreement”). Holdings and the Borrower have requested that the Lenders agree to certain amendments to the Credit Agreement, and each of the Lenders signatory hereto (which Lenders collectively constitute the Required Lenders referred to in the Credit Agreement), have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as herein provided. Accordingly, Holdings, the Borrower and the Lenders signatory hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement have the same meanings when used in this First Amendment.  The following additional terms, as used herein, have the following respective meanings:

“Consenting Lender” means each Senior Lender that consents to this First Amendment on or prior to March 18, 2005, as evidenced by the receipt by Fried, Frank, Harris, Shriver & Jacobs LLP, counsel to the Administrative Agent, of an executed counterpart signature page to this First Amendment from such Lender prior to 5:00 P.M. (local time in New York City) on March 18, 2005.

ARTICLE II

AMENDMENTS TO THE CREDIT AGREEMENT

Section 2.01  Amendments to Article I of the Credit Agreement.

(a)                                  The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Additional Term B Commitment” means, with respect to any Lender, the commitment of such Lender to make an Additional Term B Loan on the First Amendment Effective Date in a principal amount equal to the amount set forth opposite such Lender’s name on Schedule I to the First Amendment in the column captioned “Additional Term B Commitment”.

“Additional Term B Lender” means each bank or other lending institution identified on Schedule I to the First Amendment as having an Additional Term B Commitment and its successors.

“Additional Term B Loan” has the meaning specified in Section 2.01(e)(i).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Consenting Term B Lender” means each Term B Lender that has (i) executed and delivered a counterpart of the First Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time) on March 18, 2005 and (ii) specifically notified the Administrative Agent of its desire to convert its Term B Loans into Converted Term B Loans pursuant to Section 2.01(e)(i).

“Conversion Commitment” means, with respect to any Consenting Term B Lender, the commitment of such Lender to convert the Converted Term B Loan Amount of the Term B Loans of such Lender which are outstanding immediately prior to the First Amendment Effective Date into Converted Term B Loans on the First Amendment Effective Date.

“Converted Term B Loan Amount” means, with respect to each Consenting Term B Lender, the amount set forth opposite such Lender’s name on Schedule 1 to the First Amendment in the column entitled “Converted Term B Loan Amount”.

“Converted Term B Loans” has the meaning specified in Section 2.01(e)(i).

“DRC” means Duff & Phelps Credit Rating Co., and its successors.

“First Amendment” means Amendment No. 1 dated as of March 23, 2005 to the Agreement among Holdings, the Borrower, the Required Lenders and the Administrative Agent.

“First Amendment Effective Date” means the meaning specified in the First Amendment.

“Fitch” means Fitch IBCA, Inc., and its successors.

“Non-Consenting Term B Lender” means each Term B Lender that is not a Consenting Term B Lender.

“Term B Conversion” has the meaning set forth in Section 2.01(e)(i).”

(b)                                 The definition of “Applicable Margin” is hereby amended:  (i) by amending clause (i) to read as follows “(i) with respect to Term B Loans, (A) prior to the First Amendment Effective Date, 2.50% per annum for Eurodollar Loans and 1.50% per annum for Base Rate Loans, and (B) on and after the First Amendment Effective Date, (x) if the Minimum Ratings Condition is satisfied, 1.75% for Eurodollar Loans and 0.75% for Base Rate Loans or (y) if the Minimum Ratings Condition is not satisfied, 2.00% per annum for Eurodollar Loans and 1.00% per annum for Base Rate Loans,”; (ii) by amending the first sentence of the first paragraph after the table therein to add “referred to in clause (iii) above” after “Each Applicable Margin” appearing therein; (iii) by amending the second sentence of the first paragraph after the table therein to add “referred to in this paragraph” after “Each Applicable Margin” appearing therein; (iv) by amending the last sentence of the first paragraph after the table therein to replace “the” appearing therein with “such”; and (v) by adding the following new paragraph after the table therein:

“As used in clause (i) above, the term “Minimum Ratings Condition” means, on any date on or after the First Amendment Effective Date, that the ratings assigned to the Term B Loans by either of Moody’s and S&P are Ba3 and BB-, respectively, or higher (in each case with at least stable outlook).  If the ratings assigned to the Term B Loans by either or both of Moody’s and S&P shall be changed after the First Amendment Effective Date (other than as a result of a change in their respective ratings systems), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the

Borrower to the Administrative Agent.  Each change in the Applicable Margin on the Term B Loans shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency (including any successor to its rating agency business) shall cease to be in the business of rating corporate debt obligations, the Borrower and the Term B Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin for New Term Loans shall be determined using the Moody’s or S&P rating, as the case may be, most recently in effect prior to such change or cessation.”

(c)                                  The definition of “Cash Equivalents” is hereby amended: (i) by replacing the words “three months” appearing in clause (i) thereof with the following: “one year”; (ii) by adding the following prior to the word “S&P” appearing in clause (ii) thereof” “(w)”; (iii) by replacing the words “or from” appearing in clause (ii) thereof with the following: “(x)”; (iv) by adding the following prior to the parenthetical appearing in clause (ii) thereof: “, (y) DRC is at least D-1 or the equivalent thereof, or (z) Fitch is at least F1 or the equivalent thereof”; (v) by replacing the words “90 days” appearing in clause (ii) thereof with the following: “one year”; (vi) by adding the following prior to the word “A-1” appearing in clause (iii) thereof: “(w)”; (vii) by replacing the word “or” appearing therein after the word “S&P” appearing in clause (iii) thereof with the following: “, (x)”; (viii) by adding the following after the word “Moody’s” appearing in clause (iii) thereof: “, (y) D-1 (or the equivalent thereof) or better by DRC, or (z) F1 (or the equivalent thereof) or better by Fitch,”; (ix) by replacing the words “three months” appearing therein with the following: “270 days”; (x) by replacing the words “seven days” appearing in clause (iv) thereof with the following: “one year”; (xi) by deleting the word “and” appearing at the end of clause (iv); (xii) by replacing the period appearing at the end of clause (v) thereof with the following: “; and”; (xiii) by adding the following new clause (vi):

“(vi)                        auction rate securities, corporate bonds, taxable municipal bonds, tax-exempt municipal bonds and money market funds, in each case, having a maturity within one year of the date of acquisition thereof, so long as such investments are rated at least AAA or the functional equivalent by at least two of the following: (A) S&P, (B) Moody’s, (C) DRC, and (D) Fitch.”

(d)                                 The definition of “Excluded IPO Proceeds” is hereby amended to read in full as follows:

““Excluded IPO Proceeds” means Net Cash Proceeds from a Qualifying IPO (determined without reference to the minimum amount specified in clause (ii) of the definition thereof) remaining after a portion of such Net Cash Proceeds shall have been applied concurrently to repay in full the outstanding principal amount of the Second Lien Loans pursuant to Section 2.09(b)(vii)(C) if, at the time of determination, no Event of Default then exists with respect to the Senior Credit Obligations.”

(e)                                  The definition of “Foreign IP Holdco” is hereby amended by adding “, Singapore” immediately after the phrase “The Cayman Islands”.

(f)                                    The definition of “Foreign IP Transfer Transaction” is hereby amended: (i) by deleting in each of clauses (iii)(B) (x) and (y) thereof the phrase “an exclusive (subject to existing licenses granted) license” and by inserting in lieu thereof the phrase “a license (subject to existing licenses granted)”; (ii) by deleting in clause (iii)(B)(z) the word “non-exclusive” and substituting in lieu thereof the word “license”; (iii) by deleting the word “and” immediately before clause (iv) thereof; (iv) by deleting the word “non-exclusive” in clause (iv) thereof; and (v) by inserting at the end of clause (iv) thereof and before the period the phrase “and (v) an assignment by the Borrower of non-U.S. customer contracts or contracts with non-U.S. divisions of U.S. companies”.

(g)                                 The definition of “Permitted Business Acquisition” is hereby amended: (i) by deleting clause (vii) thereof; (ii) by inserting a period at the end of clause (vi) in lieu of the “; and”; and (iii) by amending clause (v) to read in full as follows:

“(v)                           no Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition, and the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro-Forma Basis, the Borrower shall be in compliance with (A) the Fixed Charge Coverage Ratio specified in Section 7.17(d) hereof and (B) each of the Senior Secured Leverage Ratio and the Leverage Ratio specified in Section 7.17(a) and (b), respectively, in each case (x) as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and (y) in the case of the Senior Secured Leverage Ratio and the Leverage Ratio, after computing the maximum permitted ratio for any period by subtracting .25 from the applicable maximum ratio specified therein for such period; and”

(h)                                 The definition of “Senior Lender” is hereby amended:  (i) by replacing the comma appearing after “Revolving Commitment” appearing with “or”; (ii) by replacing the “or” following “Swing Line Commitment” with “, each bank or other lending institution having”

(i)                                     The definition of “Term B Commitment” is hereby amended to read in full is follows:

““Term B Commitment” means, with respect to any Lender, as applicable, (i) prior to the First Amendment Effective Date, the commitment of such Lender to make a Term B Loan on the Closing Date in a principal amount equal to such Lender’s Term B Commitment Percentage of the Term B Committed Amount, (ii) on the First Amendment Effective Date, its Conversion Commitment and/or its Additional Term B Commitment and (iii) any commitment of such Lender that is included as part of a Facilities Increase to make Term B Loans on any Facilities Increase Date.”

(j)                                     The definition of “Term B Commitment Percentage” is hereby amended to read in full is follows:

““Term B Commitment Percentage” means, for each Lender, (i) prior to the First Amendment Effective Date the percentage (carried out to the ninth decimal place) identified as its Term B Commitment Percentage on Schedule 2.01 or (ii) on and after the First Amendment Effective Date, the percentage (carried out to the ninth decimal place) (A) identified pertinent to its Conversion Commitment Percentage on Schedule I to the First Amendment and/or (B) identified pertinent to its Additional Term B Commitment Percentage on Schedule I to the First Amendment, in each case as such percentage may be adjusted pursuant to Section 2.10 or modified in connection with any assignment made in accordance with the provisions of Section 10.07(b).”

(k)                                  The definition of “Term B Lender” is hereby amended to read in full is follows:

““Term B Lender” means (i) prior to the First Amendment Effective Date, each bank or other lending institution identified on Schedule 2.01 as having a Term B Commitment, (ii) on and after the First Amendment Effective Date, each Converting Term B Lender and each Additional Term B Lender and (iii) each Eligible Assignee which acquires a Term B Loan pursuant to Section 10.07(b) and their respective successors.”

(l)                                     The definition of “Term B Loan” is hereby amended to read in full is follows:

““Term B Loan” means (i) prior to the First Amendment Effective Date, a Loan made under Section 2.01(b) or (ii) on and after the First Amendment Effective Date, a Converted Term B Loan or an Additional Term B Loan, and “Term B Loans” means two or more of them, collectively.”

(m)                               The definition of “Term B Note” is hereby amended to add “dated as of the date of issue and” after “means a promissory note,” appearing therein.

(n)                                 Section 1.03 of the Credit Agreement is hereby amended:  (i) by adding the following before the end of the first sentence thereof “; provided that the term “Borrowing” shall include the simultaneous conversion of Term B Loans and the incurrence of Additional Term B Loans on the First Amendment Effective Date on the terms provided in Section 2.01(e)”; and (ii) by replacing the “and” appearing in clause (ii) thereof after “Revolving Loans” with “or”.

Section 2.02  Amendment to Article II of the Credit Agreement.

(a)                                  Section 2.01(b) of the Credit Agreement is hereby amended by adding “on the Closing Date” to the second sentence thereof after “The Term B Borrowing”.

(b)                                 Section 2.01 of the Credit Agreement is hereby amended by adding the following new paragraph (e):

“(e)         First Amendment Effective Date Transactions.

(i)            Subject to the terms and conditions set forth herein, (i) each Consenting Term B Lender severally agrees to convert (the “Term B Conversion”), on the First Amendment Effective Date, the Term B Loans of such Consenting Term B Lender outstanding on the First Amendment Effective Date (immediately prior to giving effect thereto) in an aggregate principal amount equal to its respective Converted Term B Loan Amount into new Term B Loans hereunder owing by the Borrower (each such Term B Loan, a “Converted Term B Loan” and, collectively, the “Converted Term B Loans”) and (ii) each Additional Term B Lender severally agrees, ratably in the proportion that its Additional Term B Commitment bears to the aggregate Additional Term B Commitments, to make, on the First Amendment Effective Date but immediately after the Term B Conversion, a single Term B Loan (each, an “Additional Term B Loan” and collectively, the “Additional Term B Loans”) to the Borrower in a principal amount not exceeding its Additional Term B Commitment.  The Additional Term B Commitments are not revolving in nature, and any Term B Loans repaid or prepaid prior to the Term B Maturity Date may not be reborrowed.

(ii)                                  In connection with the Term B Conversion and the incurrence of Additional Term B Loans pursuant to Section 2.01(e)(i), the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall be obligated to pay each Term B Lender, promptly upon its request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities of the type referred to in Section 3.05 (including without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term B Loans) which such Lender may sustain in connection with the Term B Conversion.  Each Lender’s basis for requesting compensation pursuant to this Section 2.01(e)(ii) shall be made in good faith.  A Lender’s basis for requesting compensation pursuant to this Section 2.01(e)(ii) and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(iii)                               After the First Amendment Effective Date, each Consenting Term B Lender which holds a Term B Note issued prior to the First Amendment Effective Date and has not requested and received a replacement Term B Note on the First Amendment Effective Date shall be entitled to surrender such Term B Note to the Borrower against delivery of a replacement Term B Note completed in conformity with Section 2.04(d); provided that if any such Term B Note is not so surrendered, then from and after the First Amendment Effective Date such Term B Note shall be deemed to evidence the Converted Term B Loans into which the Term B Loans previously evidenced by such Term B Note have been converted.”

(c)                                  Section 2.04(d) of the Credit Agreement is hereby amended:  (i) by replacing “Term B,” appearing therein with “Term B Loans”; and (ii) by replacing “Exhibit B-6” appearing therein with “Exhibit B-4”.

(d)                                 Section 2.09(a) of the Credit Agreement is hereby amended by adding the following after “Subject to the foregoing” in the second sentence thereof:  “and to Section 5.18”.

(e)                                  Section 2.09(b)(v) of the Credit Agreement is hereby amended to read in full as follows:

“(v)                           Equity Issuances. Within five Business Days after receipt by any Group Company of Net Cash Proceeds from any Equity Issuance (other than in respect of any Excluded Equity Issuance and any Excluded IPO Proceeds), the Borrower shall prepay the Senior Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance.  Within five Business Days after receipt by any Group Company of any Net Cash Proceeds from a Qualifying IPO (determined without reference to the minimum amount specified in clause (ii) of the definition thereof), the Borrower shall prepay the aggregate unpaid principal amount of all Second Lien Loans.”

(f)                                    Section 2.10(a) of the Credit Agreement is hereby amended:  (i) by deleting “additional” appearing therein; and (ii) by replacing “Facility” appearing therein with “Commitments”.

(g)                                 Section 2.10(d) of the Credit Agreement is hereby amended by adding the following as a new sentence to the end thereof:

“The Term B Commitments of the Lenders shall terminate automatically immediately after the making of the Term B Loans on the First Amendment Effective Date, subject to a subsequent Facilities Increase pursuant to paragraph (a) above.”

(h)                                 Section 2.12(a) of the Credit Agreement is hereby amended by adding “, Additional Term B Commitment Percentages” after “Term B Commitment Percentages” appearing therein.

Section 2.03  Amendment to Article V of the Credit Agreement. Section 5.18 of the Credit Agreement is hereby amended by inserting the following sentence as a new sentence at the end thereof:

“The proceeds of the Additional Term B Loans made on the First Amendment Effective Date will be used on the First Amendment Effective Date solely to prepay in full the principal amount of all then outstanding Term B Loans of all Non-Consenting Term B Lenders.”

Section 2.04  Amendment to Article VII of the Credit Agreement.

(a)                                  Section 7.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 7.03.  Nature of Business. None of the Group Companies taken as a whole will alter in any material respect the character or conduct of the business conducted by the Group Companies as of the Closing Date and activities directly related thereto and similar, complimentary or related businesses.”

(b)                                 Section 7.06(a)(ii) of the Credit Agreement is hereby amended by adding the following before the end thereof:

“; provided that such Cash Equivalents shall not exceed as to any concentration limits, the respective amounts established from time to time by the Company and disclosed to the Administrative Agent”.

(c)                                  Section 7.06(a)(xvi) of the Credit Agreement is hereby amended: (i) by inserting the word “more” immediately prior to the word “Foreign” as it first appears therein; (ii) by inserting a comma in lieu of the word “or” immediately before clause (B) thereof; and (iii) by inserting the following phrase immediately before the semi-colon at the end of clause (B): “or (C) consisting of converting a previous debt claim against a Foreign Subsidiary in exchange for Equity Interests in such Foreign Subsidiary”.

(d)                                 Section 7.06(b)(i) of the Credit Agreement is hereby amended to read in its entirety as follows: “written notice thereof is given to the Administrative Agent not later than 60 days after such establishment, creation or acquisition,”.

(e)                                  Section 7.08(b) of the Credit Agreement is hereby amended by adding the following phrase immediately before the word “release” in clause (ii) thereof: “except to the extent permitted in Section 7.06(a)(xvi)(C),”.

(f)                                    Section 7.14(a) of the Credit Agreement is hereby amended to replace the table appearing therein with the following:

Fiscal Year Ending October 31	Amount
2004	$3,000,000
2005	$20,000,000
2006	$22,500,000
2007	$25,000,000
2008	$27,500,000
2009 and thereafter	$30,000,000

Section 2.05  Amendment to Article X of the Credit Agreement.  Section 10.07(b) of the Credit Agreement is hereby amended: (i) by deleting the following language appearing therein: “of $3,500 (except, in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing fee shall be payable for such assignments), payable as agreed between the assigning Lender and the assignee and which shall not be required to be paid by the Borrower; and”; and (ii) by adding the following before the end thereof:

“(the “Assignment Fee”) of $2,500; provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

Transaction	Assignment Fee
First four concurrent assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable)	0

Each additional concurrent assignment or suballocation to a member of such Assignee Group (or from a member of an Assignee Group, as applicable)	$500

Section 2.06  Amendment to Other Provisions of the Credit Agreement.

(a)                                  Schedule 1.01D of the Credit Agreement is hereby amended: (i) by deleting the first row captioned “Permitted Business Acquisition”; (ii) by changing the Applicable Basket Amounts opposite “7.01(xi) Debt of Foreign Subs” to $15,000,000 pertinent to the Senior Lenders and $18,000,000 pertinent to the Second Lien Lenders; and (iii) by changing the Applicable Basket Amount opposite “7.01(xvi) Foreign IP Transfers (IP)” to $50,000,000 pertinent to the Senior Lenders and $60,000,000 pertinent to the Second Lien Lenders.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

Section 3.01  Conditions to Effectiveness of this First Amendment. This First Amendment, and the amendments, waivers and consents contained herein, shall become effective as of the date hereof on the date (the “First Amendment Effective Date”) when each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  Execution and Delivery of this First Amendment. Holdings, the Borrower, the Required Lenders and each Lender with a Conversion Commitment and/ or an Additional Term B Commitment shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to Fried, Frank, Harris, Shriver & Jacobson, LLP, One new York Plaza, 10004 Attention: Joyce Chang (facsimile 212-859-8586.

(b)                                 Notes. There shall have been delivered to the Administrative Agent for the account of each Consenting Lender and each Lender with an Additional Term B Commitment which has requested the same an appropriate Term B Note executed by the borrower in each case in the amount, maturity and otherwise as provided in the Credit Agreement.

(c)                                  Consummation of IPO. A Qualifying IPO (determined without reference to the minimum amount specified in the definition thereof) shall have been (or shall concurrently be) consummated in accordance with applicable Law resulting in cash proceeds to the Company (after underwriting discounts and commissions and related expenses) of an amount not less than, and which shall concurrently be applied to repay in full, the then unpaid principal amount of all Second Lien Loans.

(d)                                 Payment of Certain Amounts. All accrued and unpaid interest on all Term B Loans shall have been paid in full (regardless of whether or not the Credit Agreement otherwise requires a payment of such interest at such time), all fees, costs and expenses with respect to the Term B Loans shall have been paid in full and the principal of all outstanding Term B Loans of Non-Consenting Term B lenders shall have been repaid in full.

(e)                                  Acknowledgement. The Administrative Agent shall have received counterparts of an Acknowledgement and Agreement, substantially in the form of Exhibit A hereto, duly executed by each of the Loan Parties (other than Holdings and the Borrower).

(f)                                    Corporate Proceedings. There shall have been delivered to the Administrative Agent copies of resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and performance of this First Amendments and the Loan Documents as amended by this First Amendment, certified as of the First Amendment Effective Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment.

(g)                                 Opinion of Counsel. The Administrative Agent shall have received an opinion of counsel from Kirkland & Ellis, LLP in form and substance reasonably satisfactory to the Administrative Agent, covering such matters in connection with this First Amendment and the Transactions contemplated hereby as the Administrative Agent may reasonably request.

(h)                                 Counsel Fees. The Administrative Agent shall have received full payment from the Borrower of the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson LLP described in Section 5.05 of this First Amendment which are billed through the First Amendment Effective Date.

(i)                                     Other. The Administrative Agent shall have received such other documents, instruments, agreements or information as may be reasonably requested by the Administrative Agent.

Section 3.02  General Conditions. All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this First Amendment or in any other document delivered in connection therewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent or any Lender may reasonably have requested, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.  The documents referred to in this Section shall be delivered to the Administrative Agent no later than the First Amendment Effective Date.

Section 3.03  Effects of this First Amendment.

(a)                                  On the First Amendment Effective Date, the Credit Agreement will be automatically amended to reflect the amendments thereto provided for in this First Amendment.  On and after the First Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement, as amended by this First Amendment.  Once the First Amendment Effective Date has occurred, all references to the Credit Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Credit Agreement as amended by this First Amendment.  Promptly after the First Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

(b)                                 Other than as specifically provided herein, this First Amendment shall not operate as a waiver or amendment of any right, power or privilege of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document or of any other term or condition of the Credit Agreement or any other Loan Document, nor shall the entering into of this First Amendment preclude the Administrative Agent and/or any Lender from refusing to enter into any further waivers or amendments with respect thereto.  This First Amendment is not intended by any of the parties hereto to be interpreted as a course of dealing which would in any way impair the rights or remedies of the Administrative Agent or any Lender except as expressly stated herein, and no Lender shall have any obligation to extend credit to the Borrower other than pursuant to the strict terms of the Credit Agreement and the other Senior Finance Documents, as amended or supplemented to date (including by means of this First Amendment).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01  Representations and Warranties. In order to induce the Lenders to consent to the amendments and waivers contained herein and to enter into this First Amendment, each of Holdings and the Borrower represents and warrants as set forth below:

(a)                                  After giving effect to this First Amendment, the amendment of the Credit Agreement does not impair the validity, effectiveness or priority of the Liens granted pursuant to the Collateral Documents, and such Liens continue unimpaired with the same priority to secure repayment of all Finance Obligations, whether heretofore or hereafter incurred.  The position of the Lenders with respect to such Liens, the Collateral in which a security interest was granted pursuant to the Collateral Documents and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Collateral Documents have not been adversely affected in any material respect by the amendment of the Credit Agreement effected pursuant to this First Amendment or by the execution, delivery, performance or effectiveness of this First Amendment.

(b)                                 Each of Holdings and the Borrower reaffirms as of the First Amendment Effective Date its covenants and agreements contained in the Credit Agreement and each Collateral Document and other Senior Finance Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this First Amendment on the First Amendment Effective.

Each of Holdings and the Borrower further confirms that each such Senior Finance Document to which it is a party is, and shall continue to be, in full force and effect, and the same are hereby ratified, approved and confirmed in all respects, except as the Credit Agreement may be modified by this First Amendment.

(c)           Both immediately before and immediately after giving effect to this First Amendment, the representations and warranties set forth in Article V of the Credit Agreement and each other Senior Finance Document are, in each case, true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d)           This First Amendment constitutes the legal, valid and binding obligation of each of Holdings and the Borrower enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e)           The parties signatory to the Acknowledgment and Agreement delivered pursuant to Section 3.01(b) of this First Amendment constitute all of the Persons who (together with Holdings and the Borrower) are or are required under the terms of the Senior Finance Documents to be Loan Parties.

(f)            The written statements and information contained in this First Amendment and the other documents, certificates and statements furnished to the Administrative Agent and the Lenders on or prior to the First Amendment Effective Date by or on behalf of any Loan Party for use in connection with the transactions contemplated by this First Amendment, taken as a whole, do not, as of the First Amendment Effective Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading.

ARTICLE V
MISCELLANEOUS

Section 5.01  Headings. The various headings of this First Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First Amendment or any provisions hereof.

Section 5.02  Execution in Counterparts. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  A counterpart hereof executed and delivered by facsimile shall be effective as an original.

Section 5.03  Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.04  Governing Law; Entire Agreement. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  This First Amendment and the other Senior Finance Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 5.05  Fees and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Administrative Agent.

Section 5.06  Senior Finance Document Pursuant to Credit Agreement. This First Amendment is a Senior Finance Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Credit Agreement, as amended hereby).

[Signature Pages Follow]

IN WITNESS WHEREOF, the signatories hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HOLDINGS:	VERIFONE INTERMEDIATE HOLDINGS, INC.

	By:	/s/ DOUGLAS G. BERGERON
Name: Douglas G. Bergeron
Title: Chief Executive Officer

BORROWER:	VERIFONE, INC.

	By:	/s/ DOUGLAS G. BERGERON
Name: Douglas G. Bergeron
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ JOAN MOK
Name: Joan Mok
Title: Assistant Vice President

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LENDERS:

SIGNATURE PAGE TO THE FIRST AMENDMENT DATED AS OF MARCH 23, 2005 TO THE CREDIT AGREEMENT DATED AS OF JUNE 30, 2004 AMONG VERIFONE INTERMEDIATE HOLDINGS, INC., VERIFONE, INC., THE LENDERS PARTY THERETO FROM TIME, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, AS SYNDICATION AGENT, AND WELLS FARGO BANK, N.A., AS DOCUMENTATION AGENT BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A., as Administrative Agent and acting on behalf of and with the consent of the Required Lenders

	By:	/s/ JOAN MOK
Name: Joan Mok
Title: Assistant Vice President

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